Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-88040) of our report dated February 27, 2002 relating to the financial statements and financial statement schedule, which appears in ICN Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
August 13, 2002